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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Zero Gravity Technologies Corporation 2000 Stock Incentive Plan of our report dated January 22, 2001, with respect to the consolidated financial statements and schedule of InterTrust Technologies Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities Exchange Commission.

                                       /s/ Ernst & Young LLP

San Francisco, California
September 7, 2001